UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2011, National CineMedia, Inc. (“NCM, Inc.”) and National CineMedia, LLC (“NCM, LLC”) entered into an employment agreement with Earl B. Weihe, the Executive Vice President and Chief Operations Officer of NCM, Inc. NCM, LLC and NCM, Inc. have entered into an agreement for NCM, Inc. to provide certain management services to NCM, LLC.

Mr. Weihe’s employment agreement provides that he will serve as the Executive Vice President and Chief Operations Officer for a term running through December 31, 2011. On each December 31, beginning in 2011, one year will be added to the term of the agreement unless notice of termination is given by either party. The agreement provides that Mr. Weihe be paid a base salary at the rate of $250,000 per year, subject to annual review by the Compensation Committee and the board. In addition to base salary, Mr. Weihe is eligible to receive an annual bonus as determined by the Compensation Committee and the board.

If Mr. Weihe is terminated, for reasons other than disability, death or cause, as defined in the agreement, or if he resigns for good reason, as defined in the agreement, Mr. Weihe will be entitled to severance equal to his base salary paid over 12 months and any annual bonuses awarded but not yet paid. Mr. Weihe would also be entitled to continued coverage under any employee medical, health and life insurance plans for a 12-month period, or the economic equivalent of such coverage. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event less than 12 months), Mr. Weihe has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Weihe has also agreed not to divulge or disclose customer lists or trade secrets of the NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.

A copy of the employment agreement with Mr. Weihe is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Employment Agreement dated as of August 24, 2011, by and among National CineMedia, Inc., National CineMedia, LLC and Earl B Weihe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 26, 2011	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: August 26, 2011	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

2